CONTACTS

   EPICEPT CORPORATION
   Robert W. Cook
   (201) 894-8980
   rcook@epicept.com

   FEINSTEIN KEAN HEALTHCARE
   Francesca T. DeVellis
   (617) 577-8110
   francesca.devellis@fkhealth.com


             EPICEPT CORPORATION ANNOUNCES RULE 10B5-1 TRADING PLANS


ENGLEWOOD CLIFFS, NJ - (JUNE 15, 2006) - EpiCept Corporation (Nasdaq and OMX
Stockholm: EPCT) announced today that TVM III Limited Partnership ("TVM III"), TVM IV GmbH & Co. KG ("TVM IV") and Mr. John J. DiBello each entered into trading plans with Deutsche Bank Securities Inc. pursuant to Rule 10b5-1 of the Exchange Act of 1934.

Dr. Gert Caspritz, a director of EpiCept, is a general partner and an investment manager in the healthcare and life sciences group of TVM Capital, which is the general partner of both TVM III and TVM IV. In addition, Mr. DiBello, a partner of TVM Capital, is an affiliate of EpiCept. Under these plans, each shareholder has authorized the sale of up to the full amount of their holdings of EpiCept stock, which is 1,144,822 shares for TVM III, 3,408,464 shares for TVM IV and 1,208 shares for Mr. DiBello. EpiCept's stock price must reach a minimum of $5.00 per share before any of TVM III's, TVM IV's or Mr. DiBello's (collectively, the "10b5-1 plan shareholders") shares may be sold.

Under these trading plans, the 10b5-1 shareholders may sell 25% of their individual holdings at a price range of $5.00 to $7.49 per share, 25% of their individual holdings at a price range of $7.50 to $9.99 per share, an additional 25% of their individual holdings at a price range of $10.00 to $12.49 per share, and the final 25% of their individual holdings at a price above $12.50 per share. Sales under the plans may begin on June 14, 2006, and the plans are scheduled to continue for 12 months from the date of inception. The plans also provide that the shares are to be sold pro-rata as allowed for pursuant to Rule 144 of the Securities Act of 1933.



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June 15, 2006
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The common stock sales will occur from time to time in accordance with the trading plans and will be conducted under the direction of Deutsche Bank Securities Inc. TVM III, TVM IV and Mr. DiBello will report the sales as appropriate in filings with the Securities and Exchange Commission as required by law.

In order to maintain compliance with the rules of the OMX Stockholm Exchange, the plans provide that no trading shall take place during the 30-day period prior to the release of financial statements for the prior quarter, resulting in the following blackout periods: July 7 - August 9, 2006; October 6 - November 9, 2006; February 12 - March 16, 2007; and April 6 - May 10, 2007 provided that the end of each restricted period shall be extended to the date of the actual public announcement of the Company's results or such later date as required by the OMX Stockholm Exchange.

ABOUT EPICEPT CORPORATION

EpiCept is an emerging specialty pharmaceutical company focused on unmet needs in the treatment of pain and cancer. The Company has a staged portfolio with several pain therapies in late-stage clinical trials, and a lead oncology compound (for AML) with demonstrated efficacy in a Phase III trial; the compound is intended for commercialization in Europe. EpiCept is based in New Jersey, and the Company's research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the potential sales of the Company's common stock by existing stockholders. Factors that may cause actual results to differ materially include risks associated with sales of the Company's common stock. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in EpiCept's periodic reports and other filings with the SEC.

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